Exhibit 31.3

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

SECURITIES EXCHANGE ACT RULES 13a-14(a) and 15d-14(a), AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Bernard H. Cherry, certify that:

1.	I have reviewed this Amendment No. 1 to Form 10-K of Distributed Energy Systems Corp. (the “Company”);

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.	Omitted;

4.	Omitted;

5.	Omitted.

Dated: April 25, 2008

/s/ Bernard H. Cherry
Bernard H. Cherry
Interim Chief Executive Officer